UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 10, 2011
(Date of  Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 10, 2011, Stage Stores, Inc. (the “Company”) entered into an Employment Agreement with Oded Shein, who will serve as Executive Vice President, Chief Financial Officer.  A brief description of the terms and conditions of the Employment Agreement is found in Item 5.02 of this Form 8-K.  A copy of the Employment Agreement will be filed as an Exhibit to the Company’s Form 10-K for the current fiscal year ending January 29, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Appointment of Principal Financial Officer

On January 10, 2011, the Company entered into an Employment Agreement with Oded Shein, who will serve as Executive Vice President, Chief Financial Officer. Mr. Shein succeeds Edward Record, who was appointed Chief Operating Officer of the Company in February 2010, but retained the Chief Financial Officer responsibilities while the search for his replacement was underway.  As Chief Financial Officer, Mr. Shein will report to Mr. Record and will oversee the Company’s accounting, internal and external financial reporting, tax, investor relations, financial planning and analysis, loss prevention, and treasury operations.

Mr. Shein is 49 years old.  Since 2008, he has served as Vice President Finance for Belk, Inc.  From 2004 to 2008, he served as Vice President and Treasurer for Belk.  Prior to joining Belk, Mr. Shein spent fourteen years at Charming Shoppes, Inc., ultimately attaining the position of Vice President, Treasurer.

Among others, Mr. Shein’s Employment Agreement contains the following terms and conditions:

1. Term.  The initial term of the Employment Agreement is thirty-six (36) months (the "Initial Term"). Upon the expiration of the Initial Term or any Renewal Period (as hereafter described), the term of Mr. Shein's employment will automatically be extended for an additional twelve (12) month period (a "Renewal Period"), unless either the Company or Mr. Shein notifies the other party in writing at least thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Period that the Employment Agreement will not be extended upon its expiration.

2. Base Salary.  Mr. Shein will receive a base salary of $350,000 per year, or such other rate as the Company's Board of Directors (the "Board") may designate from time to time (the "Base Salary"). Mr. Shein's performance will be evaluated annually, generally in March. Any future salary increases will be based on his individual performance and will be approved by the Board in its sole discretion.  In consideration for his decision to accept employment with the Company, he received a lump sum payment of $200,000.

3. Performance Bonus. Mr. Shein will be eligible for an annual performance bonus award.  His current annual bonus target is 50% of the Base Salary and his maximum bonus amount is 100% of the Base Salary. The award of any bonus will be based upon financial earning parameters which will be determined by the Board in its sole discretion.

4. Medical, Dental and Other Benefits. Mr. Shein is eligible to enroll and participate in any and all benefit plans the Company provides to its executive officers and employees.

5. Automobile Allowance.  The Company will provide Mr. Shein with an automobile allowance in the amount of $1,000 per month to be allocated in his discretion, or such other amounts designated by the Board in its sole discretion.

6. Financial Planning Allowance.  The Company will reimburse Mr. Shein for any expenses incurred by him in connection with the preparation of taxes, estate planning or financial counseling up to a maximum of $5,000 per year, or such other annual amount designated by the Board in its sole discretion.

7. Severance Benefits.  Mr. Shein is entitled to certain severance benefits as set forth in the Employment Agreement in the event that he resigns for good reason or the Company terminates his employment without good cause. Upon termination, he will be entitled to receive: (i) any Base Salary earned and unpaid, and fringe benefits described in the Employment Agreement accrued and unpaid, through the date of the termination; (ii) one (1) times the aggregate of: (x) his Base Salary plus (y) his annual bonus target amount (currently 50% of Base Salary); and (iii) any performance bonus (currently 50% of Base Salary) for the fiscal year in which the termination occurs pro-rated through the date of the termination; provided, however, Mr. Shein will not receive any portion of the performance bonus unless the Board determines in good faith that he would have been entitled to receive any performance bonus for the fiscal year in which the termination occurred.  These severance payments will be paid in a lump sum.

8. Change in Control. In the event a change in control occurs and during the period beginning six (6) months before the change in control and ending twenty-four (24) months after the change in control: (i) the Employment Agreement is terminated by the Company or its successor without good cause; or (ii) the Employment Agreement is terminated by Mr. Shein with good reason, Mr. Shein will be entitled to receive, and Company or its successor will be obligated to pay: (i) any Base Salary earned and unpaid, and fringe benefits accrued and unpaid, through the date of the change in control or termination; (ii) two (2) times the aggregate of (x) his Base Salary plus (y) his annual bonus target (currently 50% of Base Salary); (iii) any performance bonus (currently 50% of Base Salary) for the fiscal year in which the change in control or termination occurs pro-rated through the date of the change in control or termination.

(e)           Initial Equity Grants

On January 10, 2011, the first day of his employment, Mr. Shein was granted the following equity awards under the Company’s Amended and Restated 2001 Equity Incentive Plan:

•
Stock Appreciation Rights (SARs) with respect to a total of 30,000 shares of the Company’s common stock. The grant price for the SARs is $16.31 per share of common stock, which is the closing price of the Company’s common stock on the grant date. The shares will vest as follows: 15,000 shares on January 10, 2013, 7,500 shares on January 10, 2014, and 7,500 shares on January 10, 2015. They will expire on the earlier of (i) sixty days after termination of employment (one year if termination is due to death, disability or retirement), or (ii) seven years from the date of grant.

•	10,000 shares of the Company’s restricted common stock. The shares will vest, on a three-year cliff basis, on January 10, 2014.

Item 8.01                      Other Events

On January 10, 2011, the Company issued a News Release announcing the employment of Mr. Shein as Executive Vice President, Chief Financial Officer. A copy of the News Release is attached to this Form 8-K as Exhibit 99.

Item 9.01                      Financial Statements and Exhibits

            (d)                      Exhibits

99	News Release issued by Stage Stores, Inc. on January 10, 2011, announcing the employment of Oded Shein as Executive Vice President, Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

January 14, 2011	/s/ Edward J. Record
(Date)	Edward J. Record
Chief Operating Officer